OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219

_______________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2007
_______________

1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On June 1, 2007, 1st Century Bank, N.A. (the “Bank”) named Dan T. Kawamoto age 56, as Executive Vice President and Chief Financial Officer of the Bank, effective as of June 1, 2007.  Prior to joining the Bank, Mr. Kawamoto was an executive for over 15 years at Comerica Bank – Western Market (“Comerica Bank”).  He served as the Division Executive Vice President – Personal Financial Services at Comerica Bank from 1998 to 2006.  In this capacity, Mr. Kawamoto was responsible for delivering all branch related services to external and internal customers; personal and business deposit pricing; hiring and training of branch staff; site selection; and execution of the new branch opening program in the Western Market for Comerica Bank.  From 1996 to 1997, Mr. Kawamoto served as the Chief Administrative Officer of Comerica Bank where he was the bank’s principal financial officer and was also responsible for the human resources, legal, and operations departments.  From 1991 to 1996, Mr. Kawamoto served as the Chief Financial Officer of Plaza Bank of Commerce before its acquisition by Comerica Bank.  Mr. Kawamoto played a key role in Comerica’s acquisition of Bank of Industry, Pacific Western Bank and Trust, Metro Bank, and Imperial Bank.  Mr. Kawamoto, a Certified Public Accountant, was a partner with Ernst & Young prior to joining Plaza Bank of Commerce.

Mr. Kawamoto has not had any relationships with the Bank requiring disclosure under Item 404 of Regulation S-K.

Exhibit 99.1

Press Release dated June 4, 2007, announcing the appointment of Dan T. Kawamoto as Executive Vice President and Chief Financial Officer of the Bank.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: June 4, 2007	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer

Exhibit 99.1

Contact Information:

Alan I. Rothenberg	Jason P. DiNapoli
Chairman/Chief Executive Officer	President/Chief Operating Officer
Phone: (310) 270-9501	Phone: (310) 270-9505
Fax: (310) 270-9520	Fax: (310) 270-9520

1ST CENTURY BANK, N. A. ANNOUNCES THE APPOINTMENT OF DAN T. KAWAMOTO TO EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

LOS ANGELES, CA – June 1, 2007 - 1st Century Bank, N.A. (“1st Century”) (OTCBB: FCNA) today announced that the Board of Directors has appointed Dan T. Kawamoto as the Bank’s Executive Vice President and Chief Financial Officer.  Prior to joining the Bank, Mr. Kawamoto was an executive for over 15 years at Comerica Bank – Western Market (“Comerica Bank”).  He served as the Division Executive Vice President - Personal Financial Services at Comerica Bank from 1998 to 2006.  In this capacity, Mr. Kawamoto was responsible for delivering all branch related services to external and internal customers; personal and business deposit pricing; hiring and training of branch staff; site selection; and execution of the new branch opening program in the Western Market for Comerica Bank.  From 1996 to 1997, Mr. Kawamoto served as the Chief Administrative Officer of Comerica Bank where he was the bank’s principal financial officer and was also responsible for the human resources, legal, and operations departments.  From 1991 to 1996, Mr. Kawamoto served as the Chief Financial Officer of Comerica Bank- California, after having served initially as the Chief Financial Officer of Plaza Bank of Commerce before its acquisition by Comerica Bank.  Mr. Kawamoto played a key role in Comerica’s acquisition of Bank of Industry, Pacific Western Bank, University Bank and Trust, Metro Bank, and Imperial Bank.  Mr. Kawamoto, a Certified Public Accountant, was a partner with Ernst & Young prior to joining Plaza Bank of Commerce.

“Dan is a key addition to the Executive Management Team” said Jason P. DiNapoli, President and Chief Operating Officer.  “His experience with asset / liability management, deposit pricing, product management, and mergers and acquisitions will be extremely valuable to the growth of the Bank in the coming years.”

Alan Rothenberg, Chairman and CEO added “The Bank now has a Chief Financial Officer that will take us to the next level of performance, both in terms of growth and profitability.  We are very pleased to welcome Dan to our Team”

1st Century is a full service commercial bank headquartered in the Century City area of Los Angeles, California. 1st Century’s primary focus is relationship banking to family owned and closely held small and middle market businesses, professional service firms and high net worth individuals, real estate investors, medical professionals, and entrepreneurs. Additional information is available at www.1stcenturybank.com.

Safe Harbor

Certain matters discussed in this letter constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements relate to 1st Century’s current expectations regarding deposit and loan growth, operating results and the strength of the local economy.  These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions and increased competition among financial service providers on 1st Century’s operating results, ability to attract deposit and loan customers and the quality of 1st Century’s earning assets; (2) government regulation; and (3) the other risks set forth in 1st Century’s reports filed with the Office of the Comptroller of the Currency, including its Annual Report on Form 10-K for the year ended December 31, 2006.  1st Century does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.